                                                                    Exhibit 5(a)

                                 (METLIFE LOGO)
                       Metropolitan Life Insurance Company
                      [200 Park Avenue, New York, NY 10166]


METLIFE
[PERSONAL PENSION BUILDER SELECT IRA]
INDIVIDUAL RETIREMENT ANNUITY APPLICATION
A VARIABLE INCOME ANNUITY

Please read the accompanying instructions carefully before completing this form.

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THE CERTIFICATE ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS.


1 ANNUITANT/OWNER

--------------------------------------------------------------------------------        --------------------------------
First name                 Middle initial            Last name                          Daytime phone number

--------------------------------------------------------------------------------        --------------------------------
Street address                                                                          Evening phone number

--------------------------------------------------------------------------------        --------------------------------
City                       State                     Zip code                           Social Security Number


-----------------------------------------------------
E-Mail Address

Date of Birth (Month/Day/Year)
                              ----------------------------------

Gender:           [ ] Male       [ ] Female

Marital Status:   [ ] Married    [ ] Unmarried or legally separated

2 BENEFICIARY DESIGNATION

PRIMARY BENEFICIARY(IES)

     Any payments due will be made to the beneficiary listed below.


------------------------------------------------------------------------------------------------------------------------
     Name                                            Relationship          Percentage*        Social Security Number


------------------------------------------------------------------------------------------------------------------------
     Name                                            Relationship          Percentage*        Social Security Number


------------------------------------------------------------------------------------------------------------------------
     Name                                            Relationship          Percentage*       Social Security Number


         * Percentages must be in whole numbers and total 100%

CONTINGENT BENEFICIARY(IES)


------------------------------------------------------------------------------------------------------------------------
     Name                                            Relationship          Percentage*        Social Security Number


------------------------------------------------------------------------------------------------------------------------
     Name                                            Relationship          Percentage*        Social Security Number



Form G.20397                               [Builder Select IRA] Application Form

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                                       2


------------------------------------------------------------------------------------------------------------------------
     Name                                            Relationship          Percentage*       Social Security Number


         *Percentages must be in whole numbers and total 100%

3 CONTRIBUTION INFORMATION

Please enter the amount you choose to contribute to this benefit. (Initial contribution amount cannot be less than [$5,000] and any subsequent contribution amounts cannot be less than [$500]).

     Monthly payroll deduction amount $              minimum amount is [$5,000])
                                       -------------

4 INVESTMENT OBJECTIVE AND CONTRIBUTION ALLOCATION

     Check only one:

     [ ] Conservative
     [ ] Moderate
     [ ] Aggressive

Indicate the percentage of your contribution that you want allocated to each of the funding options available.

[You may change your allocation among the variable income annuity portfolios at any time prior to the date income annuity payments begin. The funding options are listed below by their approximate degree of risk from conservative to aggressive. Note that these allocations will be used when you enroll and will apply to each of your purchases until you make a change.]

PRIOR TO THE DATE YOU START TO RECEIVE INCOME ANNUITY FROM METLIFE, YOU CAN NOT
        REALLOCATE FIXED INCOME ANNUITY TO THE VARIABLE INCOME ANNUITY.

                      Percentages must be in whole numbers.

                              FIXED INCOME ANNUITY

                            ____% Fixed Income Option

                      [ VARIABLE INCOME ANNUITY PORTFOLIOS


____% Salomon Brothers U.S. Government                ____% MetLife MidCap Stock Index
____% Lehman Brothers(R) Aggregate Bond Index         ____% Harris Oakmark Focused Value
____% PIMCO Total Return                              ____% Neuberger & Berman Partners Mid Cap Value
____% BlackRock Research Bond Income                  ____% FI Mid Cap Opportunities
____% Salomon Brothers Strategic Bond                 ____% FI Value Leaders
      Opportunities                                   ____% BlackRock Research Large Cap Value
____% BlackRock Research Diversified                  ____% Met/AIM Mid Cap Core Equity
____% MFS Total Return                                ____% BlackRock Research Large Cap Growth
____% Neuberger Berman Real Estate
____% Lord Abbett Bond Debenture


Form G.20397                               [Builder Select IRA] Application Form

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                                       3

____% American Funds Growth - Income                  ____% BlackRock Research Aggressive Growth
____% MetLife Stock Index                             ____% T. Rowe Price Mid Cap Growth
____% MFS Investors Trust                             ____% Loomis Sayles Small Cap
____% BlackRock Research Investment Trust             ____% Russell 2000(R) Index
____% Davis Venture Value                             ____% BlackRock Research Aurora
____% Harris Oakmark Large Cap Value                  ____% Franklin Templeton Small Cap Growth
____% American Funds Growth                           ____% T. Rowe Price Small Cap Growth
____% Janus Aggressive Growth                         ____% PIMCO PEA Innovation
____% Met/Putnam Voyager                              ____% Scudder Global Equity
____% T. Rowe Price Large Cap Growth                  ____% MFS Research International
                                                      ____% Morgan Stanley EAFE(R) Index
                                                      ____% FI International Stock
                                                      ____% American Funds Global Small Capitalization
                                                      ____% Met/AIM Small Cap Growth
                                                      ____% Harris Oakmark International]

                        TOTAL ALLOCATION MUST EQUAL 100%

5 ASSUMED INVESTMENT RETURN (AIR)

The Assumed Investment Return (AIR) is a 'benchmark' rate used to initially determine the projected amount of the first variable income payment. The AIR is also a benchmark that is used to calculate the performance of an investment for subsequent variable income payments.

      Check only one

        [  [ ]  3%
           [ ]  4%
           [ ]  5%
           [ ]  6%]

[(NOTE: The Assumed Investment Return (AIR) will be used to determine the benefit amount of your variable income annuity purchased by each contribution and is compared at the time of each benefit payment against the actual investment returns you achieve, to determine future changes in that amount. If your investment returns exceed your AIR and Separate Account charges, the amount will increase. If your AIR and Separate Account charges are greater than your investment returns, the amount will decrease. Please note that choosing a higher AIR will result in a larger initial amount, but will make future increases more difficult to achieve than if you had chosen a lower AIR. You can change your AIR at the time before you elect to commence your income annuity payments]

6 EXPECTED INCOME START DATE

Please enter the age at which you expect MetLife to begin making payments to you. (Date cannot be earlier than your 50th birthday or the date your Income Annuity has been in force for two years, if later]).

       Expected Income Payment Start Age *
                                           ---------------------------
                  (*IRS distribution guidelines require that distributions begin no later than April 1 of the calendar year following your attainment of age 70 1/2.)


Form G.20397                               [Builder Select IRA] Application Form


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                                       4

7 SOURCE OF FUNDS

Please indicate the source of funds for initial purchase payment:

Direct or Indirect Eligible Rollover from:


     [ ] 401(a)/401(k) Plan

     [ ] 403(a) Plan                                 [ ] 403(b) Annuity/ 403(b)(7)Custodial Account

     [ ] 408(a) Individual Retirement Account        [ ] 408(b) Individual Retirement Annuity

     [ ] 408(k) SEP/SARSEP/IRA                       [ ] 408(p) Simple Retirement Account or Annuity. [You
                                                          must have participated in SIMPLE IRA for at least two years

     [ ] .457(b) Public Employee Eligible Deferred Compensation Plan [must be maintained by State or local governmental employer]





         For all direct or indirect rollovers, please include all appropriate plan distribution documentation, including distribution statement from plan, check amount and date, and/or statement from the qualified plan's recordkeeper.

         For indirect rollovers, the funds must be received by us within 60 days following date of distribution from the IRA or eligible retirement plan

         For all transfers from other IRAs and direct rollovers, please include a transfer form for each deposit signed by the transferor, custodian, trustee, or insurer.

8 REPLACEMENT

(a) Do you have any existing individual life insurance or annuity contracts?
[ ] Yes [ ] No

(b) Will the annuity applied for replace one or more existing annuity or life insurance contracts?
[ ] Yes [ ] No

[(NOTE: Replacement includes any surrender, loan, withdrawal, lapse, reduction or redirection of payments on an annuity or life insurance contract in connection with this application. If annuitant answers "Yes" in (a) or (b), the Representative must complete a MetLife Annuity Replacement Questionnaire.)]

9 ADDITIONAL INFORMATION TO MAKE YOUR CONTRIBUTION

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who intends to make a purchase.

What this means for you: to accept your contribution, we need your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

Specify Citizenship:
[ ] USA  [ ] Other
                  -------------------------------

------------------------------------------------   -----------------------------
Occupation             Annual Income               Federal Tax Bracket

--------------------------
Ages of Dependents

ID Verification:



Form G.20397                               [Builder Select IRA] Application Form

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                                       5

[ ] US Driver's License  [ ] Green Card  [ ] Passport

[ ] Other (please specify)
                          ----------------------------------------

ID Issuer:                              ID reference no:
          ---------------------------                   ------------------------

ID issue date:                          ID expiration date:
              -----------------------                      ---------------------

Please send a photocopy of your ID.

Net Worth (excluding value of primary residence):

      [ ] $0 - 9,999             [ ] $10,000 - 19,999      [ ] $20,000 - 39,999      [ ] $40,000 - 69,999
      [ ] $70,000 - 99,999       [ ] $100,000 - 249,999    [ ] $250,000+


Are you an associated person of a broker-dealer?  [ ] Yes  [ ] No

10 SIGNATURE OF ANNUITANT/OWNER

NOTICE TO ANNUITANT/OWNER

FLORIDA RESIDENTS ONLY Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

ARKANSAS, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, OHIO, AND PENNSYLVANIA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

COLORADO RESIDENTS ONLY It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance of Regulatory Agencies.

NEW JERSEY RESIDENTS ONLY Any person who includes any false or misleading information is subject to criminal and civil penalties.

NEW MEXICO RESIDENTS ONLY Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

OKLAHOMA RESIDENTS ONLY Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

PUERTO RICO RESIDENTS ONLY Any person who knowingly and with the intention to defraud includes false information in an application for insurance or file, assists or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony and if found guilty shall be punished for each violation with a fine of no less than five thousands dollars ($5,000), not to exceed ten thousands dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

TENNESSEE RESIDENTS ONLY It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.



Form G.20397                               [Builder Select IRA] Application Form

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                                       6

[I HEREBY REPRESENT MY ANSWERS TO THE ABOVE QUESTIONS TO BE CORRECT AND TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF INCLUDING ALL SUPPORTING DOCUMENTATION REQUIRED FOR THE SOURCES OF FUNDS. I UNDERSTAND THAT THIS ANNUITY PERMITS WITHDRAWALS (1) ONLY FROM THE VARIABLE INCOME ANNUITY PAYMENTS ANYTIME PRIOR TO THE START OF INCOME ANNUITY PAYMENTS AND (2) ONE WITHDRAWAL FROM THE VARIABLE AND FIXED INCOME ANNUITY THAT MUST OCCUR DURING THE 60 DAYS FOLLOWING THE START OF INCOME ANNUITY PAYMENTS. WITHDRAWALS WILL NOT BE SUBJECT TO ANY SURRENDER CHARGE OR WITHDRAWAL PROCESSING FEES. I UNDERSTAND THAT THE EXERCISE OF A WITHDRAWAL CAN HAVE ADVERSE TAX CONSEQUENCES AND CAN RESULT IN THE IMPOSITIONS OF A 10% TAX PENALTY, IF I HAVE NOT ATTAINED AGE 59 1/2 AT THAT TIME. IN ADDITION UPON THE DEATH OF THE OWNER PRIOR TO THE COMMENCEMENT OF INCOME ANNUITY PAYMENTS, A SINGLE SUM PAYMENT, CALCULATED AS DESCRIBED IN THE CERTIFICATE, WILL BE PAID TO THE BENEFICIARY OF RECORD.]

[[I UNDERSTAND THAT I MAY NOT ANNUITIZE THIS IRA ANNUITY UNTIL AT LEAST ATTAINING AGE 50 OR UNTIL MY CERTIFICATE HAS BEEN IN FORCE FOR TWO YEARS, IF LATER OR MAKE A WITHDRAWAL FROM THE FIXED INCOME ANNUITY UNTIL I START TO RECEIVE INCOME ANNUITY THAT THE ANNUITY PROVIDES A PRE- COMMENCEMENT DEATH BENEFIT THAT MAY EXCEED THE AMOUNT OF CONTRIBUTIONS PAID]

I UNDERSTAND THAT METROPOLITAN LIFE INSURANCE COMPANY DOES NOT GUARANTEE THE TAX CONSEQUENCES OF THE ANNUITY, AND I SHOULD CONSULT MY OWN TAX ADVISOR PRIOR TO PURCHASE OF THE ANNUITY AND PRIOR TO THE PURCHASE OR EXERCISE OF THE WITHDRAWAL OPTION.

[I UNDERSTAND THAT THERE IS NO ADDITIONAL TAX DEFERRAL BENEFITS IN PURCHASING AN IRA ANNUITY AS ALL IRA ACCOUNTS ARE ELIGIBLE FOR TAX DEFERRAL].


                                                  Date:
------------------------------------------------       -------------------------
Signature of Annuitant/Owner                                Month/Day/Year

IF YOU HAVE ANY QUESTIONS ABOUT THE ANNUITY PRODUCT, YOU CAN CONTACT US AT 1-866-438-6477 BETWEEN THE HOURS OF 8:00 AM ET AND 6:00 PM ET, MONDAY THROUGH FRIDAY.

                       METROPOLITAN LIFE INSURANCE COMPANY
                                [200 Park Avenue
                               New York, NY 10166]



Form G.20397                               [Builder Select IRA] Application Form